Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 4, 2025, relating to the consolidated financial statements of Alaska Silver Corp., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional

Vancouver, Canada

Accountants September 11, 2025